UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 16, 2025
Date of Report (date of Earliest Event Reported)
NEWTEKONE, INC.
(Exact Name of Company as Specified in its Charter)

Maryland	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.02 per share	NEWT	Nasdaq Global Market LLC
5.50% Notes due 2026	NEWTZ	Nasdaq Global Market LLC
8.00% Notes due 2028	NEWTI	Nasdaq Global Market LLC
8.50% Notes due 2029	NEWTG	Nasdaq Global Market LLC
8.625% Notes due 2029	NEWTH	Nasdaq Global Market LLC
Depositary Shares, each representing a 1/40th interest in a share of 8.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B	NEWTP	Nasdaq Global Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On September 16, 2025, NewtekOne, Inc., Maryland corporation (the “Company”), entered into a Securities Purchase and Exchange Agreement (the “Purchase and Exchange Agreement”) with Patriot Financial Partners IV, L.P. and Patriot Financial Partners Parallel IV, L.P. (together, “Patriot”). Pursuant to the Purchase and Exchange Agreement, Patriot and the Company agreed that in exchange (the “Exchange”) for (i) all of the 20,000 outstanding shares of the Company’s Series A Convertible Preferred Stock, par value $0.02 per share (the “Series A Preferred Stock”) originally issued to Patriot for an aggregate purchase price of $20 million (the “Original Transaction”) and (ii) $10 million in cash, the Company will issue to Patriot 2,307,692 shares (the “Shares”) of the Company’s common stock, par value $0.02 per share (“Common Stock”).

The Exchange was undertaken as a private placement transaction in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied upon this exemption from registration based in part on representations made by Patriot in the Purchase and Exchange Agreement. The Shares have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration. Pursuant to the Purchase and Exchange Agreement, Patriot is subject to restrictions on transferring the Shares for two years following the date of the Purchase and Exchange Agreement without the Company’s consent, subject to certain customary exceptions.

The Purchase and Exchange Agreement also contains customary representations, warranties and covenants. The Exchange closed concurrently with execution of the Purchase and Exchange Agreement.

The Purchase and Exchange Agreement also made certain non-substantive amendments to the Investor Rights Agreement, dated as of February 3, 2023, entered into by and between the Company and Patriot (the “Investor Rights Agreement”) and the Registration Rights Agreement, dated as of February 3, 2023, entered into by and between the Company and Patriot (the “Registration Rights Agreement”) in order to reflect the occurrence of the Exchange. The Investor Rights Agreement and the Registration Rights Agreement are described in greater detail in Company’s Current Report on Form 8-K filed on February 7, 2023 (the “Original 8-K”) and are filed as exhibits 4.1 and 4.2, respectively, to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023. The Exchange had no effect on Patriot’s outstanding warrants to purchase, in the aggregate, 47,540 shares of Common Stock which are also described in greater detail in the Original 8-K.

The foregoing summary of the Purchase and Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by the actual text of the Purchase and Exchange Agreement.

Item 8.01. Other Events.

On September 17, 2025, the Company issued a press release announcing the consummation of the transactions contemplated by the Purchase and Exchange Agreement. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statement and Exhibits
(d)  Exhibits.

Exhibit Number	Description

99.1	NewtekOne, Inc. Press Release dated September 17, 2025
104	Cover Page Interactive Data File

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEKONE, INC.

Date: September 17, 2025	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer, President and Chairman of the Board